UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

MERITAGE HOMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholders:

You are cordially invited to join us for a special meeting of our stockholders, which will be held on Monday, February 16, 2009, at 10:00 a.m. local time at the Company’s headquarters, 17851 North 85th Street, Suite 100, Scottsdale, Arizona 85255. Holders of record of our common stock as of January 5, 2009, are entitled to notice of and to vote at this special meeting.

The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting.

We look forward to seeing you at the special meeting.

Sincerely,

Steven J. Hilton
Chairman and Chief Executive Officer

17851 North 85th Street •  Suite 300 •  Scottsdale, Arizona •  85255 •  Phone 480-515-8100

Listed on the New York Stock Exchange — MTH

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SUMMARY OF VOTING PROPOSALS
VOTING SECURITIES OUTSTANDING
VOTING PROXIES
AMENDMENT TO ARTICLES OF INCORPORATION TO PRESERVE VALUE OF NET OPERATING LOSSES (PROPOSAL NO. 1)
VOTING RIGHTS AND SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
OTHER MATTERS AT THE SPECIAL MEETING
STOCKHOLDER PROPOSALS
FORWARD LOOKING STATEMENTS
ELECTRONIC DELIVERY OF FUTURE MEETING MATERIALS
Appendix A

Meritage Homes Corporation
17851 North 85th Street, Suite 300
Scottsdale, Arizona 85255

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Date: Monday, February 16, 2009
Time: 10:00 a.m. local time

To Our Stockholders:

You are invited to attend this Special Meeting of the Stockholders of Meritage Homes Corporation for the following purposes:

1. Approve an amendment to the Company’s Articles of Incorporation to restrict certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and built-in losses, and

2. To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items are more fully described in the accompanying proxy. Only stockholders of record at the close of business on January 5, 2009 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

C. Timothy White, Secretary

Scottsdale, Arizona
January 14, 2009

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES AND SUBMIT A PROXY BY USING THE INTERNET OR TELEPHONE AS DESCRIBED ON THE PROXY CARD.

MERITAGE HOMES CORPORATION
17851 NORTH 85TH STREET
SUITE 300
SCOTTSDALE, ARIZONA 85255
www.meritagehomes.com

PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Meritage Homes Corporation to be used in voting at a Special Meeting of Stockholders on February 16, 2009. The meeting will be held at 10:00 a.m. local time at the Company’s headquarters, 17851 North 85th Street, Suite 100, Scottsdale, Arizona 85255. The proxy materials relating to the special meeting were mailed on or about January 14, 2009 to stockholders of record at the close of business on January 5, 2009 (the “record date”).

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the special meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company’s address located at the top of this page. Whether or not you plan to be present at the special meeting, we encourage you to sign and return the enclosed proxy card or to provide your proxy over the telephone or via the Internet. Refer to your proxy card for instructions about submitting a proxy by telephone, Internet or mail.

The Meritage Board of Directors is soliciting proxies. We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone, and have engaged BNY Mellon Shareowner Services as proxy solicitor to assist us, at a cost of approximately $10,000.

Information about our company and communities is provided on our Internet website at www.meritagehomes.com. Our periodic and current reports and proxy materials, including any amendments, filed or furnished pursuant to the Securities Exchange Act of 1934, are available, free of charge, on our website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission. The information contained on our website is not considered part of this proxy statement.

Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board of Directors has established an audit committee, executive compensation committee and nominating/governance committee. The charter of each of these committees is available on our website, along with our Code of Ethics and our Corporate Governance Principles and Practices.

SUMMARY OF VOTING PROPOSALS

We are asking you to approve an amendment to our charter (the “NOL Protective Amendment”) that would restrict certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and built-in losses (collectively, our NOLs.)

The purpose of this amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs, by limiting direct or indirect transfers of our common stock that would affect the percentage of stock that is treated as being owned by 4.9-percent stockholders. Changes in ownership of our 5.0-percent stockholders and the creation of new 5.0-percent stockholders can result in limitations on our ability to use NOLs to reduce future income tax liability. The Board of Directors believes that the provisions of the NOL Protective Amendment would be an important tool in avoiding adverse consequences from applicable tax limitations.

The Board of Directors has approved this amendment and recommends a vote “for” this proposal. The affirmative vote of holders of record of not less than a majority of the shares of common stock outstanding on the record date is required for approval of the proposed amendment to the Articles of Incorporation. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal. So, please vote.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, the proxy holders named in the proxy will vote in what they believe to be the best interests of the Company.

VOTING SECURITIES OUTSTANDING

On the record date, there were 30,697,856 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities. Each share is entitled to one vote on each proposal to be voted on at the special meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy.

Stockholders representing a majority of the shares entitled to vote at this special meeting must be present, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exits.

VOTING PROXIES

Shares of common stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the NOL Protective Amendment and, with respect to any other matter that may properly be brought before the special meeting, at the discretion of the proxy holders.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder prior to the meeting, the record holder will not be entitled to vote your shares in its discretion on the NOL Protective Amendment, and your shares will be counted as a “broker non-vote” on this proposal.

You are also invited to attend the special meeting as the beneficial owner of shares. Please note, however, that you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder who holds your shares.

Rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions.

AMENDMENT TO ARTICLES OF INCORPORATION TO PRESERVE
VALUE OF NET OPERATING LOSSES
(PROPOSAL NO. 1)

On December 19, 2008, the Board of Directors declared advisable and approved, subject to the approval of the stockholders, an amendment to the Company’s Articles of Incorporation to impose certain restrictions on the transfer of our common stock which could otherwise adversely affect our ability to use the Company’s NOLs for income tax purposes. The proposed amendment to the Company’s Articles of Incorporation is attached to this proxy statement as Appendix A (the “NOL Protective Amendment).

Background and Reasons for the Proposal

As of September 30, 2008, we estimate that the Company had approximately $137 million (before valuation allowances) of deferred tax assets generated by approximately $360 million in NOLs. These NOLs do not fully expire until 2028. To the extent we have future taxable income, and until the NOLs expire, they can be used to offset any future ordinary tax on our income. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company’s income tax liability. However, we believe the NOLs are a valuable asset and that it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the proposed NOL Protective Amendment.

Limitations on our ability to use our NOLs would arise if we undergo an “ownership change” Under Section 382 (“Section 382”) of the Internal Revenue Code (the “Code”). Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. Based upon the information available to us, along with our evaluation of various scenarios, we believe that we have not experienced an “ownership change”. However, if no action is taken it is possible that we could undergo a Section 382 “ownership change.”

We have adopted a Bylaw provision that purports to restrict issuances or transfers of our stock that could impair our tax assets. There is no assurance that the Bylaw provision is enforceable against stock already outstanding, or at all, under applicable law. On the other hand, the Company believes that the NOL Protective Amendment, if adopted, would be enforceable.

Because of the importance of this matter, if the NOL Protective Amendment is not adopted by the stockholders, the Board of Directors intends to consider implementation of a shareholder rights plan (or “poison pill”) for the purpose of facilitating preservation of our NOLs. If implemented, the rights plan would be put to a vote of stockholders at our next annual meeting.

Section 382 Ownership Calculations

The benefit of our NOLs would be significantly reduced if we were to experience an “ownership change” as defined in Section 382. In order to determine whether an “ownership change” has occurred, the Company must compare the percentage of stock owned by each 5.0-percent stockholder immediately after the close of the testing date to the lowest percentage of stock owned by such 5.0-percent stockholder at any time during the testing period (which is generally a three year rolling period). The amount of the increase in the percentage of Company stock owned by each 5.0-percent stockholder whose stock ownership percentage has increased is added together with increases in stock ownership of other 5.0-percent stockholders, and an ownership change occurs if the aggregate increase in ownership by all such 5.0-percent stockholders exceeds 50%.

For example, if a single investor acquired 50.1% of our stock in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5.0% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an “ownership change” would occur.

In the event of an “ownership change”, we would only be allowed to use a limited amount of NOLs to offset our taxable income subsequent to the “ownership change.” The annual limit pursuant to Section 382 (the “382 Limitation”) is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” In calculating the 382 Limitation, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.”

If the Company were to have taxable income in excess of the 382 Limitation following a Section 382 “ownership change,” it would not be able to offset tax on the excess income with the NOLs. Although any loss carryforwards not used as a result of any Section 382 Limitation would remain available to offset income in future years (again, subject to the Section 382 Limitation) until the NOLs expire, any “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and could cause some of the NOLs to expire unused. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Section 382 Limitation upon the amount of our taxable income that could be offset by such loss carryforwards and credits were an “ownership change” to occur in the future. However, such limitation could be material.

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:

•	All holders who each own less than 5.0% of a company’s common stock are generally (but not always) treated as a single 5.0-percent stockholder. Transactions in the public markets among stockholders who are not 5.0-percent stockholders are generally (but not always) treated as within this single public group 5.0-percent stockholders.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as 5.0-percent stockholders. Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person which cause that person to become a 5.0-percent stockholder generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	The redemption or buyback of shares by an issuer will increase the ownership of any 5.0-percent stockholders (including groups of stockholders who are not themselves 5.0-percent stockholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5.0% to become a 5.0-percent stockholders, resulting in a five percentage (or more) point change in ownership.

Description of NOL Protective Amendment

The following is a summary of the proposed NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in proposed Article VIII of our Articles of Incorporation and set forth in the accompanying Appendix A. Stockholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Appendix A.

Prohibited Transfers.  Although the Section 382 rules apply to 5.0-percent stockholders as described herein, the Board has determined that it would be in the best interest of the Company to apply a more conservative approach by restricting transactions of stockholders that own or would own 4.9% of our stock. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of stock of the Company that result from the transfer of interests in other entities that own stock of the Company) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any Person (as defined below) from less than 4.9% to 4.9% or more of our common stock; or

•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.9% or more of our common stock.

“Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of common stock would by attribution cause another Person to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other common stock ownership rules prescribed by the Code (and related regulations) that apply in determining whether a Person constitutes a 5.0-percent stockholder under Section 382 and whether less than 5.0-percent stockholders will be treated as one or more “public groups,” each of which is a 5.0-percent stockholder under Section 382, will apply to the determination of 4.9-percent stockholders under the article amendment. A transfer from one member of the public group to another member of the public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

The transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers.  Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving common stock in respect of their exercise. In this proxy statement, common stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares),

To the extent permitted by law, any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock which does not involve a transfer of “securities” of the Company within the meaning of the Corporation Law of the State of Maryland but which would cause any 5.0-percent stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5.0-percent stockholder shall be required to dispose of any interest that is not a security of the Company, but such 5.0-percent stockholder and/or any person whose ownership of securities of the Company is attributed to such 5.0-percent stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5.0-percent stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5.0-percent stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions.  The transfer restrictions will contain an exception permitting otherwise prohibited transfers of our common stock to a public group. These permitted transfers include transfers to public groups that would be created by the transfer and treated as a 5.0-percent stockholder. This exception is designed to facilitate sales by stockholders into the market to reduce their holdings. In addition, your Board of Directors will have the discretion to approve a transfer of common stock that would otherwise violate the transfer restrictions if it determines that such transfer is in the Company’s best interests. If your Board of Directors decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an “ownership change” that could limit our use of the NOLs. In deciding whether to grant a waiver, your Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, your Board of Directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by your Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a Section 382 Limitation. In considering a waiver, we expect your Board of Directors to consider, such factors, among others, as:

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off’ of our existing ownership shift;

•	the economic impact of any Section 382 Limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our common stock by us; and

•	any changes or expected changes in applicable tax law.

If your Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling parry.

In addition, in the event of a change in law, your Board of Directors will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that your Board of Directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Stockholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

Your Board of Directors may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize the Company’s ability to preserve and use the NOLs.

Implementation and Expiration of the NOL Protective Amendment

If the NOL Protective Amendment is approved by our stockholders at the special meeting, we intend to immediately thereafter enforce the restrictions to preserve future use of the NOL assets. The NOL Protective Amendment would expire on the earlier of (i) your Board of Directors’ determination that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year of the Company to which your Board of Directors determines that no NOLs may be carried forward or (iii) such date as your Board of Directors determines that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs. Your Board of Directors is also permitted to accelerate or extend the expiration date of the transfer restrictions in the event of a change in the law.

Enforceability, Trading and Other Considerations

The Board of Directors believes that attempting to safeguard the tax benefits as described above is in our best interests. Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the NOL Protective Amendment is approved. You should consider the factors discussed below in making your voting decision.

Potential Challenge to NOLs

The amount of the Company’s NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, calculating whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Company’s NOLs even if the NOL Protective Amendment is in place.

Potential Lack of Enforceability

Although the NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an ownership change. In particular, absent a court determination, there can be no assurance that the acquisition restrictions of the NOL Protective Amendment will be enforceable against all of our stockholders. They may be subject to challenge on equitable or other grounds. In particular, the acquisition restrictions may not be enforceable against stockholders who vote against or abstain from voting on the NOL Protective Amendment or who do not have notice of the restrictions at the time that they acquire their shares.

Potential Effects on Liquidity

The NOL Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of common stock may be limited by reducing the class of potential acquirers for such common stock. A stockholder’s ownership of common stock may become subject to the NOL Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the proscribed level.

Potential Impact on Value

If the NOL Protective Amendment is approved, your Board of Directors intends to impose a legend reflecting the NOL Protective Amendment on certificates representing newly issued or transferred shares. Because certain buyers, including persons who may wish to acquire 4.9% or more of our common stock and certain institutional holders who do not or choose not to hold common stock with restrictive legends, may not purchase our common stock, the NOL Protective Amendment could depress the value of our common stock in an amount that might more than offset any value conserved as a result of the preservation of the NOLs.

Anti-Takeover Impact

The basis for the NOL Protective Amendment is to preserve the long-term value to the Company of the accumulated NOLs. However, the NOL Protective Amendment, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.9% or more of common stock and the ability of persons, entities or groups now owning 4.9% or more of Common Stock from acquiring additional shares of common stock, without the approval of your Board of Directors.

Existing provisions the Company’s Articles of Incorporation and bylaws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace our current directors and include: (i) a classified board of directors; (ii) a provision that directors may only be removed for cause; (iii) a limitation on the maximum number of directors; (iv) a limitation on the ability of stockholders to call a special meeting of stockholders; (v) a provision that only the directors can amend the bylaws; (vi) advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders meeting, and (vii) the ability of the Board of Directors to designate and issue shares of the Company’s preferred stock. In addition, the Maryland Business Combination statute provides, generally, that no stockholder holding more than 10% of the outstanding shares of common stock may engage in a merger or other similar transaction with the Company for a period of five years after first becoming a 10-percent stockholder unless that acquisition, or the proposed merger or other transaction, were approved by the Board of Directors before the interested stockholder acquired the 10% or greater interest.

Approval Requirements

The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed amendment to the Articles of Incorporation. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal. If the proposed amendment is approved by the stockholders, it will become effective upon its acceptance by the State Department of Assessments and Taxation of Maryland, which is expected to occur as soon as reasonably practicable after approval. The Board recommends that you vote “FOR” approval of the NOL Protective Amendment.

VOTING RIGHTS AND SECURITY OWNERSHIP BY MANAGEMENT AND
PRINCIPAL STOCKHOLDERS

Management.  The following table summarizes, as of January 5, 2009, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

•	each Meritage director and nominee for director;

•	each executive officer named in the summary compensation table; and

•	all Meritage directors and executive officers as a group.

					Total
		Number of		Right to	Shares	Percent of
		Shares		Acquire by	Beneficially	Outstanding
Name of Beneficial Owner(1)	Position with the Company	Owned(2)		March 6, 2009	Owned	Shares

Steven J. Hilton	Director, Chairman and CEO	1,849,204	(3)	269,674	2,118,878	6.9
Robert G. Sarver	Director	474,000	(4)	21,750	495,750	1.6
Raymond Oppel	Director	25,000	(5)	31,750	56,750	*
Peter L. Ax	Director	14,000		21,750	35,750	*
Richard T. Burke, Sr.	Director	4,000		21,750	25,750	*
Gerald W. Haddock	Director	8,000	(6)	11,750	19,750	*
Larry W. Seay	Executive Vice President, Chief Financial Officer	67,076		119,111	186,187	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	21,264	(6)	36,000	57,264	*
Steven M. Davis	Chief Operating Officer	—		14,000	14,000	*
All current directors and executive officers as a group (10 persons)		2,462,544		547,535	3,010,079	9.8

*	Less than 1%.

(1)	The address for our directors and executive officers is c/o Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255.

(2)	The amounts shown include the shares of common stock actually owned as of January 5, 2009, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned of record by such person’s spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of January 5, 2009 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person. The shares owned do not include any unvested restricted stock.

(3)	Shares are held by family trusts (of which 800,000 shares are pledged to a third-party lending institution.)

(4)	Mr. Sarver is deemed to indirectly own an additional 8,000 shares through his family members, and 1,000,000 shares are owned by Southwest Value Partners Fund XIV, LP, an entity in which Mr. Sarver indirectly shares control over voting, purchase and disposition of these shares. Additionally, an entity of which Mr. Sarver is a member owns 1,185,920 shares of our common stock. Mr. Sarver has expressly disclaimed any beneficial ownership of these shares.

(5)	6,000 shares are owned indirectly by family trusts.

(6)	All shares pledged to a third-party lending institution to secure a loan.

Certain Other Beneficial Owners.  Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of January 5, 2009, the only other known beneficial owners of more than 5% of the Company’s common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address of Beneficial Owner	Number	Percent

FMR, LLC(1)	82 Devonshire Street Boston, MA 02109	3,584,560	11.68%
LMM, LLC(2)	100 Light Street Baltimore, MD 21202	2,600,000	9.91%
Invesco, Ltd.(3)	1360 Peachtree Street NE Atlanta, GA 30309	2,492,536	9.50%
T. Rowe Price Associates, Inc.(4)	100 E. Pratt Street Baltimore, MD 21202	2,491,400	9.40%
Earnest Partners, LLC(5)	1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,099,841	8.00%
Barclays Global Investors, NA(6)	45 Fremont Street San Francisco, CA 94105	1,920,783	7.32%
State Street Bank & Trust Co.(7)	One Lincoln Center Boston, MA 02111	1,680,590	6.40%

(1)	Based solely on a Schedule 13G/A, filed with the Securities and Exchange Commission (“SEC”) November 10, 2008, FMR LLC and certain affiliated entities have sole voting power with respect to 313,967 shares and sole dispositive power with respect to 3,584,560 shares.

(2)	Based solely on a Schedule 13G/A, filed with the SEC February 14, 2008, LLM, LLC has shared voting and dispositive power with respect to 2,600,000 shares.

(3)	Based solely on a Schedule 13G, filed with the SEC February 13, 2008, Invesco, Ltd. and certain affiliated entities have shared voting and dispositive power with respect to 2,492,536 shares.

(4)	Based solely on a Schedule 13G, filed with the SEC February 13, 2008, T. Rowe Price Associates, Inc. has sole voting power with respect to 756,300 shares and sole dispositive power with respect to 2,491,400 shares.

(5)	Based solely on a Schedule 13G/A, filed with the SEC January 31, 2008, Earnest Partners, LLC has sole voting power with respect to 639,312 shares, shared voting power with respect to 511,129 shares and sole dispositive power with respect to 2,099,841 shares.

(6)	Based solely on a Schedule 13G, filed with the SEC February 5, 2008, Barclays Global Investors, NA and certain affiliated entities have sole voting power with respect to 1,589,746 shares and sole dispositive power with respect to 1,920,783 shares.

(7)	Based solely on a Schedule 13G, filed with the SEC February 12, 2008, State Street Bank & Trust Co. has sole voting and dispositive power with respect to 1,680,590 shares.

Many of the securities filings made by the purported 5.0-percent stockholders listed above reflect the holdings of multiple mutual funds, and appear to aggregate these holdings in a manner that is not contemplated by tax regulations. Accordingly, for purposes of computing an ownership change under Section 382, we believe that many of these holders are not 5.0-percent stockholders and may be disregarded in the computation.

OTHER MATTERS AT THE SPECIAL MEETING

Except for the proposal regarding the NOL Protective Amendment, the Board of Directors is not aware of any matter to be presented at the special meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

STOCKHOLDER PROPOSALS

The Board of Directors and Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2009 Annual Meeting of the Company. Nominations must be made in writing to our Secretary, received at least 90 days prior to the 2009 Annual Meeting, and contain sufficient background information concerning the nominee’s qualifications. Our Corporate Secretary must have received any other stockholder proposals for the 2009 Annual Meeting by December 2, 2008 to be considered for inclusion in our 2009 proxy statement.

Proposals to be presented at the 2009 Annual Meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with our bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 20 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as provided therein and in our Bylaws); provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made by the Company, notice by the stockholder to be timely must be so received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the Company’s notice of the date of the annual meeting was mailed or the day on which the Company’s first public disclosure of the date of the annual meeting was made.

A nomination or other proposal will be disregarded if it does not comply with the above procedures.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding the Company’s potential use of NOLs to offset profits, and relating to measures that could help protect these assets. There can be no assurance that the Company will be able to utilize its deferred tax assets, or that measures adopted or proposed will prevent changes in ownership that would limit use of these assets. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, and in the periodic reports that the Company files with the SEC on Form 10-Q and Form 8-K.

ELECTRONIC DELIVERY OF FUTURE MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual and/or special meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting BNY Mellon Shareowner Services if you hold shares in your own name.

By consenting to electronic delivery, you are stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual and/or special meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

Meritage Homes Corporation

C. Timothy White
Secretary
January 14, 2009

Note: In compliance with U.S. Treasury Regulations, any tax advice given herein (or in any attachment) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax penalties or (ii) promoting, marketing or recommending to another person any transaction or matter addressed herein.

Appendix A

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

MERITAGE HOMES CORPORATION

ARTICLES OF AMENDMENT

Meritage Homes Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  Article VIII of the charter of the Corporation is hereby amended to read as follows:

ARTICLE VIII

RESTRICTIONS ON TRANSFER OF SHARES

(a) Definitions.  As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(1) “4.9-percent Transaction” means any Transfer described in clause (i) or (ii) of paragraph (b) of this Article VIII.

(2) “4.9-percent Stockholder” a Person who owns 4.9% or more of the Corporation’s then-outstanding Common Stock, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(3) “Agent” has the meaning set forth in paragraph (e) of this Article VIII.

(4) “Board of Directors” or “Board” means the board of directors of the Corporation.

(5) “Common Stock” means any interest in Common Stock, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(6) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(7) “Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

(8) “Effective Date” means the date of filing of these Articles of Amendment of the charter of the Corporation with the State Department of Assessments and Taxation of Maryland.

(9) “Excess Securities” has the meaning given such term in paragraph (d) of this Article VIII.

(10) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with paragraph (l) of this Article VIII.

(11) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

(12) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(13) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(14) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

(15) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(16) “Purported Transferee” has the meaning set forth in paragraph (d) of this Article VIII.

(17) “Securities” and “Security” each has the meaning set forth in paragraph (g) of this Article VIII.

(18) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(19) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(20) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(21) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(22) “Transferee” means any Person to whom Corporation Securities are Transferred.

(23) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

(b) Transfer And Ownership Restrictions.  In order to preserve the Tax Benefits, from and after the Effective Date of this Article VIII any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.

(c) Exceptions.

(1) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(2) The restrictions set forth in paragraph (b) of this Article VIII shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this paragraph (c) of Article VIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any

Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this paragraph (c) of this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) Excess Securities.

(1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities” ). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (e) of this Article VIII or until an approval is obtained under paragraph (c) of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of paragraphs (d) or (e) of this Article VIII shall also be a Prohibited Transfer.

(2) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

(e) Transfer To Agent.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (f) of this Article VIII if the Agent rather than the Purported Transferee had resold the Excess Securities.

(f) Application Of Proceeds And Prohibited Distributions.  The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this paragraph (f) of Article VIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this paragraph (f) of Article VIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) Modification Of Remedies For Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Maryland law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of paragraphs (e) and (f) of this Article VIII shall be modified as described in this paragraph (g) of this Article VIII. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraphs (e) and (f) of this Article VIII, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this paragraph (g) of Article VIII is to extend the restrictions in paragraphs (b) and (e) of this Article VIII to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this paragraph (g) of Article VIII, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(h) Legal Proceedings; Prompt Enforcement.  If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to paragraph (e) of this Article VIII (whether or not made within the time specified in paragraph (e) of this Article VIII), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (h) of Article VIII shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in paragraph (e) of this Article VIII to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

(i) Liability.  To the fullest extent permitted by law, any stockholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j) Obligation To Provide Information.  As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

(k) Legends.  The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VIII bear the following legend:

“THE ARTICLES OF INCORPORATION, AS AMENDED (THE “CHARTER”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CHARTER) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CHARTER) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF MARYLAND (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CHARTER TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under paragraph (c) of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

(l) Authority Of Board Of Directors.

(1) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of 4.9-percent Stockholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (f) of this Article VIII, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(2) Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII, (iii) modify the definitions of any terms set forth in this Article VIII or (iv) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(3) In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(m) Reliance.  To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(n) Benefits Of This Article VIII.  Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII. This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

(o) Severability.  The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

(p) Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

SECOND.  The amendment of the charter of the Corporation as hereinabove set forth was duly adopted, pursuant to, and in accordance with, the provisions of Sections 2-408 and 2-604 of the Maryland General Corporation Law, by the Board of Directors of the Corporation on December 19, 2008.

THIRD.  The amendment of the charter of the Corporation as hereinabove set forth was duly adopted, pursuant to, and in accordance with, the provisions of Sections 2-508 and 2-604 of the Maryland General Corporation Law, by the stockholders of the Corporation by the affirmative vote of not less than a majority of the outstanding shares of Common Stock on [          ].

ATTEST:	MERITAGE HOMES CORPORATION

Name: C. Timothy White	Name: Steven J. Hilton
Title: Secretary	Title: Chairman and Chief Executive Officer

Date: February , 2009	Date: February , 2009

MERITAGE HOMES CORPORATION

SPECIAL MEETING OF STOCKHOLDERS — FEBRUARY 16, 2009

The undersigned hereby appoints each of Steven J. Hilton, C. Timothy White or Larry W. Seay as proxies with full power of substitution acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Meritage Homes Corporation, which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at the Company’s headquarters, 17851 North 85th Street, Suite 100, Scottsdale, Arizona 85255, on Monday, February 16, 2009 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR THE NOL PROTECTIVE AMENDMENT SET FORTH IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.
(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To approve the amendment to the Company’s Articles of Incorporation authorizing the NOL Protective Amendment.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR THE NOL PROTECTIVE AMENDMENT SET FORTH IN PROPOSAL 1 AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

/*\ FOLD AND DETACH HERE /*\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mth		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

ChooseMLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

MERITAGE HOMES CORPORATION

401 (k) Retirement Plan
TO: Wells Fargo Retirement Plan Services

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Meritage Homes common stock held in my account in the Meritage Homes 401 (k) Retirement Plan at the Special Meeting of Stockholders to be held on February 16, 2009 and any postponements or adjournments thereof.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.
(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To approve the amendment to the Company’s Articles of Incorporation authorizing the NOL Protective Amendment.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR THE NOL PROTECTIVE AMENDMENT SET FORTH IN PROPOSAL 1 AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

/*\ FOLD AND DETACH HERE /*\

The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Meritage Homes Corporation 401(k) Savings Plan (“the Plan”) to vote all shares of common stock of Meritage Homes Corporation allocated to my account as of January 5, 2009.

I understand that I am to mail this confidential voting instruction card to BNY Mellon, acting as tabulation agent, or vote by PHONE OR INTERNET as described on the reverse side of this card, and that my instructions must be received by BNY Mellon no later than midnight on February 13, 2009. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mth		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.